Exhibit 3.3

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CAESARS ACQUISITION COMPANY

Adopted in accordance with the

provisions of Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware

The Certificate of Incorporation of Caesars Acquisition Company (the “Corporation”) was originally filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on February 25, 2013 (the “Original Certificate of Incorporation”). The Corporation is filing this First Amended and Restated Certificate of Incorporation of the Corporation (this “First Amended and Restated Certificate of Incorporation”), which has been duly adopted by all necessary action of the board of directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation, pursuant to Section 228, Section 242 and Section 245 of the General Corporation Law of the State of Delaware (as the same may be amended from time to time, the “DGCL”) to amend and restate the Original Certificate of Incorporation in its entirety.

ARTICLE I.

NAME OF THE CORPORATION

The name of the Corporation is: Caesars Acquisition Company.

ARTICLE II.

REGISTERED OFFICE; REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is: 2711 Centerville Road, Suite 400, Wilmington, New Castle County, DE 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III.

PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, including, without limitation or obligation, investing in securities of Caesars Growth Partners, LLC (“CGP”) and any of its subsidiaries and exercising all rights, powers, privileges and other incidents of ownership or possession with respect to the Corporation’s assets, including managing, holding, selling and disposing of such securities.

ARTICLE IV.

CAPITAL STOCK

Section 4.1 The total number of shares of capital stock which the Corporation shall have authority to issue is 1,200,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”). The Common Stock shall consist of two (2) classes, which shall be denominated Class A Common Stock (the “Class A Common Stock”) and Class B Common Stock (the “Class B Common Stock”). The Class A Common Stock consists of 300,000,000 shares and the Class B Common Stock consists of 900,000,000 shares. The shares of Common Stock, both Class A Common Stock and Class B Common Stock, are referred herein as the “Common Stock”.

Section 4.2 The preferences, privileges, designations, voting power and relative rights of the shares of each class of Common Stock and the qualifications, limitations or restrictions thereof shall be as set forth herein. Except as otherwise provided in this First Amended and Restated Certificate of Incorporation or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions, including those rights and privileges expressly set forth below:

(a) All shares of Common Stock shall be issued in accordance with applicable law as fully paid and non-assessable shares, and absent further agreement to the contrary between the Corporation and the holder thereof, the holder thereof shall not be liable to the Corporation for any further payments in respect thereof.

(b) The Common Stock shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

(c) No stockholder of the Corporation shall have any preemptive rights by virtue of this First Amended and Restated Certificate of Incorporation.

(d) No stockholder of the Corporation, to the fullest extent permitted by law, shall be individually liable for the debts or liabilities of the Corporation.

Section 4.3 The holders of shares of Common Stock shall have the voting, dividend and liquidation rights set forth below:

(a) Voting.

(i) Class A Common Stock. Except as may otherwise be provided herein or by law, the holders of shares of Class A Common Stock shall be entitled to one (1) vote for each such share of Class A Common Stock as determined on the record date, on all matters to be voted on by the stockholders of the Corporation. No holder of shares of Class A Common Stock shall have the right to cumulate votes. Except as may otherwise be provided herein or by law, the holders of shares of Class A Common Stock shall vote as a single class.

(ii) Class B Common Stock. Except as may otherwise be provided by law, the holders of shares of Class B Common Stock shall not be entitled to vote. In the event of a merger or consolidation, such merger or consolidation transaction shall not be deemed to adversely affect any of the preferences, rights, powers or privileges of the Class B Common Stock so long as either (i) the Class B Common Stock continues with the same preferences, rights, powers or privileges of such Class B Common Stock as compared to the preferences, rights, powers or privileges of the Class A Common Stock after such merger or consolidation, or (ii) any cash consideration received by the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock pursuant to such merger or consolidation is distributed to each holder of shares of Class A Common Stock and holder of shares of Class B Common Stock in the order and priority set forth in Section 4.3(b)(ii).

(b) Dividends.

(i) When, as and if dividends are declared on the shares of Common Stock, whether payable in cash, in property or in securities of the Corporation, such dividends (other than (i) any stock dividend, stock split, combination or other similar recapitalization with respect to such shares of Common Stock or (ii) any dividends in respect of proceeds received in connection with or as a result of a Partial Liquidation) shall be distributed 100% to the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder of Common Stock.

(ii) When, as and if dividends are declared on the shares of Common Stock in respect of proceeds received in connection with or as a result of a Partial Liquidation, whether payable in cash, in property or in securities of the Corporation, such dividends (other than any stock dividend, stock split, combination or other similar recapitalization with respect to such shares of Common Stock) shall be distributed 100% to the holders of the shares of Common Stock as follows:

(A) First, 100% to holders of shares of Class A Common Stock, pro rata based on the number of shares held by each such holder of Class A Common Stock, until each share of Class A Common Stock has received an amount (inclusive of any amounts previously received by such share of Class A Common Stock as a dividend under Section 4.3(b)(i)) equal to the Class A Amount as of the date of such dividend;

(B) Second, 100% to holders of shares of Class B Common Stock, pro rata based on the number of shares held by each such holder of Class B Common Stock, until each share of Class B Common Stock has received an amount (inclusive of any amounts previously received by such share of Class B Common Stock as a dividend under Section 4.3(b)(i)) equal to the Class B Amount as of the date of such dividend;

(C) Thereafter, any remaining assets of the Corporation, a 100% to the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder of Common Stock.

(c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment or provision for payment of all debts and liabilities of the Corporation the distribution of any remaining assets of the Corporation available for distribution to holders of Common Stock shall be distributed to the holders of shares of Common Stock in the order of priority set forth in Section 4.3(b)(ii).

(d) Conversion of Common Stock.

(i) The shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock; provided, however, that upon the exercise of the Call Right (as defined in the Amended and Restated Limited Liability Company Agreement of CGP, dated October [—], 2013 (as amended, supplemented, modified or restated, from time to time, the “LLC Agreement”)) set forth in Section 7.5 of the LLC Agreement as provided therein for less than all, and for as long as it is for less than all, of the shares of Class A Common Stock, such shares of Class A Common Stock shall, automatically, and without any further action on the part of such holder, be converted into shares of Class B Common Stock (the time of the exercise of such Call Right is referred to herein as the “Class A to B Mandatory Conversion Time”).

(ii) The shares of Class B Common Stock shall not be convertible into shares of Class A Common Stock; provided, however, that upon the exercise of the Call Right (as defined in the LLC Agreement), in its entirety, set forth in Section 7.5 of the LLC Agreement as provided therein for all of the outstanding shares of Class A Common Stock, any shares of Class A Common Stock that were converted into shares of Class B Common Stock upon a partial exercise of the Call Right (as defined in the LLC Agreement) as provided in Section 4.3(d)(ii) shall, automatically, and without any further action on the part of such holder, be converted into shares of Class A Common Stock (the time of the exercise of such Call Right is referred to herein as the “Class B to A Mandatory Conversion Time”, and together with the Class A to B Mandatory Conversion Time, the “Mandatory Conversion Time”).

(iii) All holders of record of shares of Class A Common Stock or Class B Common Stock, as applicable, shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Class A Common Stock or Class B Common Stock, as applicable, pursuant to this Section 4.3(d)(i) and (ii). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Class A Common Stock or Class B Common Stock, as applicable, shall physically surrender the certificate or certificates for all such shares (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen, mutilated or destroyed certificate as set forth in the bylaws of the Corporation), to the Corporation or of any transfer agent for such shares, at the place designated in such notice, duly endorsed (or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing) and shall state therein the name or names in which the certificate or certificates for shares Class A Common Stock or Class B Common Stock, as applicable, are to be issued. All rights with respect to the Class A Common Stock or Class B Common Stock, as applicable, converted pursuant to this Section 4.3(d) will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4.3(d)(iii). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement), the Corporation shall, issue and deliver at such office to such holder of shares of Common Stock or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class B Common Stock or Class A Common Stock, as applicable, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately on the Mandatory Conversion Time, and the person or persons entitled to receive the shares of Class B Common Stock or Class A Common Stock, as applicable, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock or Class A Common Stock, as applicable, as of such date.

(iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, as applicable, solely for the purpose of effecting the conversion of the shares of Class A Common Stock or Class B Common Stock, as applicable, such number of its shares of Class A Common Stock or Class B Common Stock, as applicable, as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Class A Common Stock on Class B Common Stock or Class B Common Stock on Class A Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock or Class B Common Stock, as applicable, shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Common Stock or Class B Common Stock, as applicable, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock or Class B Common Stock, as applicable, to such number of shares as shall be sufficient for such purpose.

(e) Exchange Right. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for purposes of effecting the OfferCo Exchange (as defined in the LLC Agreement) set forth in Section 7.4 of the LLC Agreement as provided therein, a number of shares of Class B Common Stock that shall, from time to time, be sufficient to effect the OfferCo Exchange; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the OfferCo Exchange, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purpose.

(f) Restrictions on Ownership of Common Stock.

(i) Each holder of Class A Common Stock acknowledges and agrees that the Corporation has the right (but not the obligation) to require a holder of Class A Common Stock to tender all or a portion of its shares of Class A Common Stock upon the decision by the Board of Directors in connection with an exercise of the Call Right set forth in Section 7.5 of the LLC Agreement in exchange for the Call Price (as defined in the LLC Agreement). If after compliance with the procedures set forth in Section 7.5 of the LLC Agreement and if the holders of Class A Common Stock have elected that the Call Right be exercised with respect to shares of Class A Common Stock, the Board of Directors shall require all holders of Class A Common Stock to tender all or a portion of their respective shares of Class A Common Stock. Upon the decision of the Board of Directors, all or a portion of the shares of Class A Common Stock, as specified by the resolution of the Board of Directors, shall, automatically and with no further action from the holders of such shares of Class A Common Stock, be transferred as specified by the resolution of the Board of Directors and each holder of shares of Class A Common Stock shall only be entitled to receive its corresponding portion of the Call Price as soon as practicable after the transfer of the Class A Common Stock. To the fullest extent permitted by law, each holder of shares of Class A Common Stock waives, and covenants not to assert, any right, claim or entitlement whatsoever to prevent the transfer of its shares of Class A Common Stock as herein provided, including, without limitation, any appraisal rights. Each holder of shares of Class A Common Stock covenants and agrees on behalf of itself, its successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such agreements, instruments, documents and statements, including, without limitation, a stock purchase agreement or an agreement and plan of merger, and to take any action as may be required by law or as may be necessary or appropriate to transfer the shares of Class A Common Stock as determined by the Corporation, including without limitation, any vote submitted to the holders of shares of Class A Common Stock.

(ii) Each holder of Class B Common Stock acknowledges and agrees that, in the event that any shares of Class B Common Stock are issued by the Corporation, the Corporation may issue such shares of Class B Common Stock subject to the same or similar restrictions imposed by Section 4.3(f)(i) on shares of Class A Common Stock, if so decided by the Board of Directors in connection with an exercise of the Call Right set forth in Section 7.5 of the LLC Agreement.

(iii) Each certificate representing shares of Class A Common Stock, if any, shall bear substantially the following legend:

The securities evidenced hereby are subject to a Call Right as set forth in that certain Amended and Restated Limited Liability Company Agreement of Caesars Growth Partners, LLC, dated as of October [—], 2013, as amended, supplemented, modified or restated, from time to time, (the “LLC Agreement”). If such Call Right is exercised, the Corporation has the right (but not the obligation) to require all holders of shares of Class A Common Stock to tender all or a portion of their shares of Class A Common Stock in exchange for the Call Price (as defined in the LLC Agreement). Upon the Corporation’s request, all of the shares of Class A Common Stock shall be automatically transferred to the person that has exercised its Call Right, without no further action required from the holder of shares of Class A Common Stock. An excerpt of such Call Right will be furnished to each holder of Class A Common Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

Instead of the foregoing legend, a certificate may state that the Corporation will furnish a full statement about restrictions on ownership of the shares of Class A Common Stock to a stockholder on request and without charge. In the event that the Corporation issues shares of Class B Common Stock with restrictions in accordance with Section 4.3(f)(ii), each certificate representing shares of Class B Common Stock, if any, shall bear a legend substantially similar to the legend set forth in this Section 4.3(f)(iii) or instead, a certificate may state that the Corporation will furnish a full statement about restriction on ownership of the shares of Class B Common Stock to a stockholder on request and without charge.

Section 4.4 For purposes of this Article IV, the following terms shall have the meanings specified below:

(a) “Class A Amount” shall mean, as of any date of determination, an amount equal to (i) Class A Share Amount (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares of Class A Common Stock, as determined by the Board of Directors, from time to time) plus (ii) an amount sufficient to provide such share of Class A Common Stock with a 10.5% Internal Rate of Return on the Class A Share Amount as of such date.

(b) “Class A Share Amount” shall be an amount equal to the Class A Unit Net Capital, as defined in the LLC Agreement.

(c) “Class B Amount” shall mean, as of any date of determination, an amount equal to the Class A Amount paid on, and received in respect with, any such share of Class A Common Stock that was issued on the Issuance Date as of such date of determination (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares of Class A Common Stock, as determined by the Board of Directors, from time to time).

(d) “Internal Rate of Return” shall mean, as of any date of determination, with respect to each share of Class A Common Stock, an internal rate of return in respect to such Class A Common Stock issued on the Issuance Date, the Class A Share Amount, calculated from the date such portion of the Class A Share Amount became a Utilized Class A Share Amount to the date of determination.

(e) “Issuance Date” shall mean October [—], 2013.

(f) “Partial Liquidation” shall mean the sale or disposition, from time to time, either in a single transaction or a series of transactions, of assets of the Corporation or any entity in which the Corporation holds, either directly or indirectly, an interest, at a fair value greater than or equal to $20,000,000, the proceeds of which, in whole or in part, either directly or indirectly, are distributed to or received by, the Corporation.

(g) “Utilized Class A Share Amount” shall mean, with respect to any share of Class A Common Stock, that portion of the corresponding Class A Share Amount that has contributed to CGP and that has been invested (other than any investment in cash or cash-equivalents), spent, used to pay fees, expenses or other obligations of CGP or otherwise expended by CGP, with the utilization of all such investments and expenditures being utilized pro rata among all shares of Class A Common Stock.

ARTICLE V.

GAMING AND REGULATORY MATTERS

Section 5.1 Definitions. For purposes of this Article V, the following terms shall have the meanings specified below:

(a) “Affiliate” (and derivatives of such term) shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

(b) “Affiliated Company” shall mean any partnership, corporation, limited liability company, trust or other entity directly or indirectly Affiliated or under common Ownership or Control with the Corporation including, without limitation, any subsidiary, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions), in each case that is registered or licensed under applicable Gaming Laws.

(c) “Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions).

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(e) “Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, card club or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, social online gaming, interactive gaming, online real money gaming, poker tournaments, inter-casino linked systems and related and associated equipment, supplies and systems.

(f) “Gaming Authorities” shall mean all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.

(g) “Gaming Jurisdictions” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, including, without limitation, all Gaming Jurisdictions in which the Corporation or any of the Affiliated Companies currently conducts or may in the future conduct Gaming Activities.

(h) “Gaming Laws” shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership or Control of an Interest in an entity which conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.

(i) “Gaming Licenses” shall mean all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gaming Activities.

(j) “Interest” shall mean the stock or other securities of an entity or any other interest or financial or other stake therein, including, without limitation, the Securities.

(k) “Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act, and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of any applicable Gaming Jurisdictions.

(l) “Person” shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.

(m) “Redemption Date” shall mean the date set forth in the Redemption Notice by which the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Corporation or any of its Affiliated Companies, which redemption date shall be determined in the sole and absolute discretion of the Board of Directors but which shall in no event be fewer than 45 calendar days following the date of the Redemption Notice, unless (i) otherwise required by a Gaming Authority or pursuant to any applicable Gaming Laws, (ii) prior to the expiration of such 45-day period, the Unsuitable Person shall have sold (or otherwise fully transferred or otherwise disposed of its Ownership of) its Securities to a Person that is not an Unsuitable Person (in which case, such Redemption Notice will only apply to those Securities that have not been sold or otherwise disposed of) by the selling Unsuitable Person and, commencing as of the date of such sale, the purchaser or recipient of such Securities shall have all of the rights of a Person that is not an Unsuitable Person), or (iii) the cash or other Redemption Price necessary to effect the redemption shall have been deposited in trust for the benefit of the Unsuitable Person or its Affiliate and shall be subject to immediate withdrawal by such Unsuitable Person or its Affiliate upon (x) surrender of the certificate(s) evidencing the Securities to be redeemed accompanied by a duly executed stock power or assignment or (y) if the Securities are uncertificated, upon the delivery of a duly executed assignment or other instrument of transfer.

(n) “Redemption Notice” shall mean that notice of redemption delivered by the Corporation pursuant to this Article to an Unsuitable Person or an Affiliate of an Unsuitable Person if a Gaming Authority so requires the Corporation, or if the Board of Directors deems it necessary or advisable, to redeem such Unsuitable Person’s or Affiliate’s Securities. Each

Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such Securities shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how such certificates are to be endorsed, if at all.

(o) “Redemption Price” shall mean the price to be paid by the Corporation for the Securities to be redeemed pursuant to this Article, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price to be paid (including if the finding of unsuitability is made by the Board of Directors alone), that amount determined by the Board of Directors to be the fair value of the Securities to be redeemed; provided, that unless a Gaming Authority requires otherwise, the Redemption Price shall in no event exceed (i) the lowest closing price of such Securities reported on any of the domestic securities exchanges on which such Securities are listed on the date of the Redemption Notice or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest ask prices on all such exchanges at the end of such day, or (ii) if such Securities are not then listed for trading on any national securities exchange, then the mean between the representative bid and the ask price as quoted by another generally recognized reporting system, or (iii) if such Securities are not so quoted, then the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by Pink OTC Markets Inc. or any similar successor organization, or (v) if such Securities are not quoted by any recognized reporting system, then the fair value thereof, as determined in good faith and in the reasonable discretion of the Board of Directors. The Corporation may pay the Redemption Price in any combination of cash and/or promissory note as required by the applicable Gaming Authority and, if not so required (including if the finding of unsuitability is made by the Board of Directors alone), as determined by the Board of Directors, provided, that in the event the Corporation elects to pay all or any portion of the Redemption Price with a promissory note, such promissory note shall have a term of ten years, bear interest at a rate equal to three percent (3%) per annum and amortize in 120 equal monthly installments, and shall contain such other terms and conditions as the Board of Directors determines, in its discretion, to be necessary or advisable.

(p) “SEC” shall mean the U.S. Securities and Exchange Commission.

(q) “Securities” shall mean the capital stock of the Corporation and the capital stock, member’s interests or membership interests, partnership interests or other equity securities of any Affiliated Company.

(r) “Transfer” shall mean the sale and every other method, direct or indirect, of transferring or otherwise disposing of an Interest, or the Ownership, Control or possession thereof, or fixing a lien thereupon, whether absolutely or conditionally, voluntarily or involuntarily, by or without judicial proceedings, as a conveyance, sale, payment, pledge, mortgage, lien, encumbrance, gift, security, or otherwise (including by merger or consolidation).

(s) “Unsuitable Person” shall mean a Person who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority to be unsuitable or disqualified to Own or Control any Securities, (iv) is determined by a Gaming Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gaming Activities in any Gaming Jurisdiction, (v) causes any Gaming License of the Corporation or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Corporation or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a Gaming Authority is final and/or non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Board of Directors, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held by the Corporation or any Affiliated Company or the Corporation’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Corporation or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Corporation or any Affiliated Company.

Section 5.2 Compliance with Gaming Laws. All Securities shall be held subject to the restrictions and requirements of all applicable Gaming Laws. All Persons Owning or Controlling Securities shall comply with all applicable Gaming Laws, including any provisions of such Gaming Laws that require such Person to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities. Any Transfer of Securities may be subject to the prior approval of the Gaming Authorities and/or the Corporation or the applicable Affiliated Company, and any purported Transfer thereof in violation of such requirements shall be void ab initio.

Section 5.3 Ownership Restrictions. Any Person who Owns or Controls five percent (5%) or more of any class or series of the Corporation’s Securities shall promptly notify the Corporation of such fact. In addition, any Person who Owns or Controls any shares of any class or series of the Corporation’s Securities may be required by Gaming Law to (1) provide to the Gaming Authorities in each Gaming Jurisdiction in which the Corporation or any subsidiary thereof either conducts Gaming or has a pending application for a Gaming License all information regarding such Person as may be requested or required by such Gaming Authorities and (2) respond to written or oral questions or inquiries from any such Gaming Authorities. Any Person who Owns or Controls any shares of any class or series of the Corporation’s Securities, by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gaming Authorities.

Section 5.4 Finding of Unsuitability.

(a) The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be redeemable by the Corporation or the applicable Affiliated Company, out of funds legally available therefor, as directed by a Gaming Authority and, if not so directed, as and to the extent deemed necessary or advisable by the Board of Directors, in which event the Corporation shall deliver a Redemption Notice to the Unsuitable

Person or its Affiliate and shall redeem or purchase or cause one or more Affiliated Companies to purchase the Securities on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or Affiliate of such Unsuitable Person shall cease to be a stockholder, member, partner or owner, as applicable, of the Corporation and/or Affiliated Company with respect to such Securities, and all rights of such Unsuitable Person or Affiliate of such Unsuitable Person in such Securities, other than the right to receive the Redemption Price, shall cease. In accordance with the requirements of the Redemption Notice, such Unsuitable Person or its Affiliate shall surrender the certificate(s), if any, representing the Securities to be so redeemed.

(b) Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or disqualification of a holder of Securities, or the Board of Directors otherwise determines that a Person is an Unsuitable Person, and until the Securities Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, it shall be unlawful for such Unsuitable Person or any of its Affiliates to and such Unsuitable Person and its Affiliates shall not: (i) receive any dividend, payment, distribution or interest with regard to the Securities, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Corporation or the applicable Affiliated Company entitled to vote, or (iii) receive any remuneration that may be due to such Person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gaming Authority, in any form from the Corporation or any Affiliated Company for services rendered or otherwise, or (iv) be or continue as a manager, officer, partner or director of the Corporation or any Affiliated Company.

Section 5.5 Notices. All notices given by the Corporation or an Affiliated Company pursuant to this Article, including Redemption Notices, shall be in writing and shall be deemed given when delivered by personal service, overnight courier, first-class mail, postage prepaid, addressed to the Person at such Person’s address as it appears on the books and records of the Corporation or Affiliated Company.

Section 5.6 Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person’s continuing Ownership or Control of Securities, failure or refusal to comply with the provisions of this Article, or failure to divest himself, herself or itself of any Securities when and in the specific manner required by the Gaming Authorities or this Article.

Section 5.7 Injunctive Relief. The Corporation shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article and each Person who Owns or Controls Securities shall be deemed to have consented to injunctive or other equitable relief and acknowledged, by virtue of such Ownership or Control, that the failure to comply with this Article will expose the Corporation and the Affiliated Companies to irreparable injury for which there is no adequate remedy at law and that the Corporation and the Affiliated Companies shall be entitled to injunctive or other equitable relief to enforce the provisions of this Article.

Section 5.8 Non-Exclusivity of Rights. The right of the Corporation or any Affiliated Company to redeem Securities pursuant to this Article shall not be exclusive of any other rights the Corporation or any Affiliated Company may have or hereafter acquire under any agreement, provision of the bylaws of the Corporation or such Affiliated Company or otherwise. To the extent permitted under applicable Gaming Laws, the Corporation shall have the right, exercisable in the sole discretion of the Board of Directors, to propose that the parties, immediately upon the delivery of the Redemption Notice, enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s Ownership or Control of all or a portion of its Securities.

Section 5.9 Further Actions. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Corporation or the Affiliated Companies from the denial or loss or threatened denial or loss of any Gaming License of the Corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the Board of Directors may conform any provisions of this Article to the extent necessary to make such provisions consistent with Gaming Laws. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Corporation not inconsistent with the express provisions of this Article for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article. Such procedures and regulations shall be kept on file with the Secretary of the Corporation, the secretary of each of the Affiliated Companies and with the transfer agent, if any, of the Corporation and/or any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Securities.

Section 5.10 Authority of the Board of Directors. The Board of Directors shall have exclusive authority and power to administer this Article and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Article. All such actions which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation and all other Persons; provided, that the Board of Directors may delegate all or any portion of its duties and powers under this Article to a committee of the Board of Directors as it deems necessary or advisable.

Section 5.11 Severability. If any provision of this Article or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article.

Section 5.12 Termination and Waivers. Except as may be required by any applicable Gaming Law or Gaming Authority, the Board of Directors may waive any of the rights of the Corporation or any restrictions contained in this Article in any instance in which and to the extent the Board of Directors determines that a waiver would be in the best interests of the

Corporation. Except as required by a Gaming Authority, nothing in this Article shall be deemed or construed to require the Corporation to repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

Section 5.13 Legend. The restrictions set forth in this Article shall be noted conspicuously on any certificate evidencing the Securities in accordance with the requirements of the DGCL and any applicable Gaming Laws.

Section 5.14 Required New Jersey Charter Provisions.

(a) This First Amended and Restated Certificate of Incorporation shall be deemed to include all provisions required by the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq., as amended from time to time (the “New Jersey Act”) and, to the extent that anything contained herein or in the bylaws of the Corporation is inconsistent with the New Jersey Act, the provisions of the New Jersey Act shall govern. All provisions of the New Jersey Act, to the extent required by law to be stated in this First Amended and Restated Certificate of Incorporation, are incorporated herein by this reference.

(b) This First Amended and Restated Certificate of Incorporation shall be subject to the provisions of the New Jersey Act and the rules and regulations of the New Jersey Casino Control Commission (the “New Jersey Commission”) promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) of the New Jersey Act, the Securities of the Corporation are held subject to the condition that, if a holder thereof is found to be disqualified by the New Jersey Commission pursuant to the provisions of the New Jersey Act, the holder must dispose of such Securities in accordance with Section 5.4(a) of this Article and shall be subject to Section 5.4(b) of this Article.

(c) Any newly elected or appointed director or officer of, or nominee to any such position with, the Corporation, who is required to qualify pursuant to the New Jersey Act, shall not exercise any powers of the office to which such individual has been elected, appointed or nominated until such individual has been found qualified to hold such office or position by the New Jersey Commission in accordance with the New Jersey Act or the New Jersey Commission permits such individual to perform duties and exercise powers relating to any such position pending qualification, with the understanding that such individual will be immediately removed from such position if the New Jersey Commission determines that there is reasonable cause to believe that such individual may not be qualified to hold such position.

ARTICLE VI.

MEETINGS; BOOKS AND RECORDS

Section 6.1 Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. For so long as Apollo Global Management LLC (“Apollo”) and/or TPG Capital, L.P. (“TPG”) and/or any of their respective affiliates owns or controls a majority in voting power of the outstanding capital stock of the Corporation entitled to vote, any action to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation. From and after such time as the Corporation is no longer a “controlled company” under the NASDAQ Marketplace rules, the stockholders may not in any circumstance take action by written consent in lieu of a meeting.

Section 6.2 The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board of Directors in its sole and absolute discretion. Except as otherwise prescribed by law, special meetings of stockholders, for any purpose or purposes, may only be called by a majority of the entire Board of Directors, and no other party shall be entitled to call special meetings.

Section 6.3 The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

ARTICLE VII.

AMENDMENTS; BYLAWS

Section 7.1 The Corporation reserves the right to amend, alter, change or repeal any provision contained in this First Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Any amendment, alteration, change or repeal (whether by merger, consolidation or otherwise) of Sections 4.2, 4.3 and 4.4 and Articles VI, VII and VIII of this First Amended and Restated Certificate of Incorporation, or of the bylaws of the Corporation, shall require the affirmative vote or written consent of the holders of at least majority of the outstanding shares of each class or series of Common Stock, voting separately as a class. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the bylaws by resolution adopted by the affirmative vote of at least majority of the members of the entire Board of Directors.

ARTICLE VIII.

DIRECTORS; CLASSIFIED BOARD OF DIRECTORS

Section 8.1 Unless and except to the extent that the bylaws of the Corporation shall so require, elections of directors need not be by written ballot. At all meetings of the stockholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders of the shares entitled to vote thereat. Prior to the seating of any director, each director is required to submit a conditional resignation that will become effective immediately upon being deemed an Unsuitable Person.

Section 8.2 The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be seven (7), with the then-authorized number of directors fixed from time to time pursuant to a resolution adopted by two-thirds (2/3) of the members of the entire Board of Directors, but in no event the Board of Directors shall fix the total number of directors in less than seven (7). The directors to the Board of Directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election.

Section 8.3 Upon the effectiveness of the Corporation’s registration statement on Form S-1 with respect to its initial public offering of Common Stock, the directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three (3) classes, to be known as “Class I,” “Class II” and “Class III”, with each class to be apportioned as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Directors of Class I shall hold office until the next annual meeting of stockholders after such effectiveness, directors of Class II shall hold office until the second annual meeting of the stockholders after such effectiveness and directors of Class III shall hold office until the third annual meeting of stockholders after such effectiveness; provided, that the term of each director shall continue until the annual meeting for the year in which his or her term expires and until his or her successor shall be duly elected and shall qualify, subject to such director’s earlier death, resignation or removal in accordance with this First Amended and Restated Certificate of Incorporation. At each annual meeting of stockholders following such effectiveness, successors to the directors of the class whose term of office expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders, so that the term of office of only one class of directors shall expire at each annual meeting.

Section 8.4 Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a two-thirds (2/3) of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. In the case of any increase or decrease, from time to time, in the number of directors of the Corporation, the number of directors in each class shall be apportioned as nearly equal as possible among the classes of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 8.5 Upon the effectiveness of the Corporation’s registration statement on Form S-1 with respect to its initial public offering of Common Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds (2/3) of the total voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX.

INDEMNIFICATION; ADVANCEMENT OF EXPENSES; EXCULPATION

Section 9.1 The Corporation shall indemnify and hold harmless to the fullest extent permitted under and in accordance with the laws of the State of Delaware, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a “proceeding”) by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee while serving as a director, officer or employee, against all expenses and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 9.2 The Corporation shall indemnify and hold harmless to the fullest extent permitted and in accordance with the laws of the State of Delaware, as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee, while serving as a director, officer or employee, against all expenses and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974), reasonably incurred or suffered by such person in connection with the defense or settlement of such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors; provided, further, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 9.3 If a claim under paragraph (a) or (b) of this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such proceeding (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the proceeding or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.4 Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may as authorized by the Board of Directors, to the fullest extent not prohibited by law (in the case of any action, suit or proceeding against an officer, trustee, employee or agent), be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

Section 9.5 The indemnification and other rights set forth in this Article IX shall not be exclusive of any provisions with respect thereto in any statute, provision of this First Amended and Restated Certificate of Incorporation, the bylaws of the Corporation or any other contract or agreement between the Corporation and any officer, director or employee. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation or any person (other than a person who is entitled to indemnification under clauses (a) or (b) of this Article IX) who was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

Section 9.6 The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 9.7 Neither the amendment nor repeal of this Article IX (by merger, consolidation or otherwise), nor the adoption of any provision of this First Amended and Restated Certificate of Incorporation inconsistent with Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article IX if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

Section 9.8 The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders to the fullest extent permitted by the DGCL (including, without limitation, Section 102(b)(7) of Title 8 of the DGCL); provided, however, that, to the extent required by applicable law, the foregoing shall not eliminate or limit the liability of a director:

(i)	for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)	under Section 174 of the DGCL; or

(iv)	for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 9.9 The rights to indemnification and advancement of expenses conferred upon directors and officers of the Corporation in this Article IX shall be contract rights, shall vest when such person becomes a director or officer of the Corporation and shall continue as vested contract rights. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE X.

NO CONFLICT

Section 10.1 Neither any contract nor other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an “Entity”), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, to the fullest extent permitted by applicable law, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a “Related Person”). Any Related Person may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that person is a Related Person is disclosed or is known to the Board of Directors or a majority of directors present at any meeting of the Board of Directors at which action upon any such contract or transaction is taken. Any director of the Corporation who is also a Related Person may be counted in determining the existence of a quorum at any meeting of the Board of Directors during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated entity without regard to the fact that such person is also a director or officer of such subsidiary or affiliated entity.

Section 10.2 Any contract, transaction or act of the Corporation or of the directors that is ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation called for such purpose, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

Section 10.3 Subject to any express agreement that may from time to time be in effect, (x) any director or officer of the Corporation who is also an officer, director, employee, managing director or other affiliate of either Apollo, on behalf of its investment funds, and/or TPG or any of their respective affiliates (collectively, the “Managers”) and (y) the Managers and their affiliates, may, and shall have no duty not to, in each case on behalf of the Managers or their affiliates (the persons and entities in clauses (x) and (y), each a “Covered Manager Person”), to the fullest extent permitted by applicable law, (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its affiliates, and (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by the DGCL (including, without limitation, Section 122(17) of the DGCL), the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any business of the Managers or their affiliates, and waives any claim against a Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.

Section 10.4 In the event that a Covered Manager Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Manager Person, in his or her Apollo-related capacity or TPG-related capacity, as the case may be, or Apollo or TPG, as the case may be, or its affiliates and (y) the Corporation, the Covered Manager Person shall not, to the fullest extent permitted by applicable law, have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by the DGCL (including, without limitation, Section 122(17) of the DGCL) and subject to the preceding sentence, the Corporation hereby renounces any interest or expectancy of the Corporation in such corporate opportunity and waives any claim against each Covered Manager Person and shall indemnify a Covered Manager Person against any claim, that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Manager Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Corporation, provided, however, in each case, that any corporate opportunity which is expressly offered to a Covered Manager Person in writing solely in his or her capacity as an officer or director of the Corporation shall belong to the Corporation.

Section 10.5 Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

Section 10.6 This Article X may not be amended, modified or repealed without the prior written consent of each of the Managers.

ARTICLE XI.

FORUM SELECTION

Section 11.1 Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Corporation’s certificate of incorporation or bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII.

Section 12.1 The Corporation expressly elects not to be governed by Section 203 of the DGCL.

Exhibit A

I, THE UNDERSIGNED, the undersigned, a duly authorized officer of the Corporation, has executed this First Amended and Restated Certificate of Incorporation of Caesars Acquisition Company on behalf of the Corporation this this [—] day of October, 2013.

/s/ [—]
[—]
Authorized Person